Exhibit 3.2

CERTIFICATE OF AMENDMENT

OF THE

FIFTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

SILVERSUN TECHNOLOGIES, INC.

Pursuant to Section 242 of the General

Corporation Law of the State of Delaware

*****

SilverSun Technologies, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:

FIRST: That Article 1 of the Fifth Amended and Restated Certificate of Incorporation of the Corporation is hereby amended in its entirety to read as follows (the “Amendment”):

“ARTICLE 1 NAME OF CORPORATION The name of the Corporation is QXO, Inc.”

SECOND: The Amendment was duly adopted in accordance with Section 242 of the DGCL.

THIRD: The Amendment shall become effective at 9:01 A.M. Eastern Time on June 6, 2024.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed on June 6, 2024.

SILVERSUN TECHNOLOGIES, INC.

By:	/s/ Mark Meller
Name:	Mark Meller
Title:	Chief Executive Officer

[Signature Page to Certificate of Amendment]